EXHIBIT 23

                  CONSENT OF INDEPENTENT CERTIFIED ACCOUNTANTS

        We have issued our report dated January 22, 1998, accompanying the consolidated financial statements included in the Annual Report of Bay Bancshares, Inc. and Subsidairies on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Bay Bancshares, Inc. and Subsidaries on Form S-8 (File No. 333-45583, effective February 4, 1998).

/s/GRANT THORNTON LLP
GRANT THORNTON LLP

Houston, Texas
March 30, 1998